Exhibit 99.1


             Wynn Resorts, Limited Reports Second Quarter Results

LAS VEGAS, August 1, 2005 (BUSINESS WIRE) -- Wynn Resorts, Limited (Nasdaq:
WYNN) today reported financial results for the second quarter ended June 30, 2005. Second quarter results include Wynn Las Vegas' first 64 days of operations.

Adjusted earnings (excluding $43.4 million in pre-opening expenses for Wynn Las Vegas, Wynn Macau, and Encore) were $8.2 million, or $0.08 per diluted share (Adjusted EPS) (1). On a US GAAP (Generally Accepted Accounting Principles) basis, net loss was $35.2 million, or a net loss of $0.36 per diluted share.

Wynn Las Vegas

On June 2, 2005, Wynn Resorts reported operating results for Wynn Las Vegas' first 34 days of operations. The property continued to perform strongly throughout June. For the first 64 days of operations, Wynn Las Vegas generated Net Revenues of $201.1 million.

Net gaming revenues for the period were $98.7 million. The slot segment produced net revenues of $34.2 million, with win per unit per day of $273. The table games segment generated net revenues of $62.0 million, representing win per table per day of $7,117 for the period. Table games win percentage was 21.1% (before discounts), which is within the property's expected range of 18 to 22%.

Since opening on April 28, 2005, Wynn Las Vegas' average daily rate (ADR) per room was $284 and occupancy of available guestrooms was 90.1%, generating revenue per available room (REVPAR) of $255 for the period. Gross non-gaming revenues for the period were $127.3 million and net non-gaming revenues were $102.4 million. The food and beverage, retail and entertainment operations generated gross revenues of $48.1 million, $16.9 million and $9.6 respectively.

Wynn Las Vegas generated adjusted EBITDA (2) of $58.7 million during the quarter, representing a 29.2% margin on net revenues. The adjusted EBITDA margin reflects high staffing levels and other costs related to the opening of Wynn Las Vegas. Wynn Las Vegas' pre-opening costs during the quarter were $36.9 million, including expenses associated with hiring and training employees, marketing expenses, and various other costs incurred prior to the property's opening on April 28, 2005. The pre-opening costs associated with the opening of Wynn Las Vegas are included in the $2.7-$2.75 billion project budget.

Steve Wynn, Chairman and Chief Executive Officer of Wynn Resorts commented, "The initial response from customers and employees has been very gratifying. In our first two months of operations, we achieved outstanding revenue numbers in various departments including slots, tables and retail. We deliberately and substantially overstaffed in order to offset our expected initial disadvantages in productivity: we had more than 9,000 employees working with approximately 58 newly integrated operating systems. In the upcoming months, our main focus will be on raising margins through increased operational efficiencies."

Wynn Macau

The Company broke ground for Wynn Macau in June 2004 and expects to open to the public in September 2006. Construction of Wynn Macau is progressing on schedule and within budget. Detailed interior design work continues, with the majority of architectural and structural design work now complete. Superstructure works are well underway with the hotel tower reaching the 23rd floor level. As of June 30, 2005, the Company had funded approximately $205.7 million of project costs and estimates that approximately $498.3 million will be spent to complete Wynn Macau.

Plans are also underway for a $345.0 million expansion. The Company expects construction of the expansion to commence in the third quarter of 2005, with completion slated for the first half of 2007. An increase in Wynn Macau's credit facilities to fund the development and construction of the expansion is expected to close in the third quarter of 2005.

Other Factors Affecting Earnings

Interest expense net of $10.5 million in capitalized interest was $26.3 million for the second quarter of 2005. Depreciation and amortization expenses were $26.1 million and pre-opening expenses totaled $43.4 million during the quarter, of which $4.1 million were related to Wynn Macau. Corporate expense in the quarter was $5.0 million.

Balance Sheet and Capital Expenditures

Unrestricted cash balances at June 30, 2005 were $485.8 million, while restricted cash balances were $592.0 million. Total debt outstanding at the end of the quarter was $2.0 billion, of which $250 million is our Convertible Debentures. Capital expenditures during the second quarter of 2005 totaled $268.2 million.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. The risks and uncertainties include, but are not limited to, competition in the casino/hotel and resorts industry, the Company's brief operating history, the Company's dependence on existing management, levels of travel, leisure and casino spending, general domestic or international economic conditions, and changes in gaming laws or regulations. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP financial measures

     (1) Adjusted earnings (and Adjusted EPS) is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure performance of, and a principal basis for valuation of gaming companies. This measure is considered by many to be a better indicator on which to base expectations of future results than income computed in accordance with generally accepted accounting principles ("GAAP"). Reconciliations of net loss and net loss per share to adjusted earnings and adjusted EPS per share are included in the financial schedules accompanying this release.

     (2) Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, pre-opening and corporate expenses, losses on sales of assets, losses from incidental operations, and other non operating income and expenses. Management uses adjusted EBITDA as the primary measure of the operating performance of Wynn Las Vegas and Wynn Macau, and to compare the operating performance of its properties with those of its competitors.


This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, such as operating income, net income, or net cash provided by operating activities.

Wynn Resorts, Limited's calculation of adjusted earnings, adjusted EPS and adjusted EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited. The company has included schedules in the tables that accompany this release that: (1) reconcile EBITDA to operating income and net income; and (2) reconcile net income to adjusted net income.



                                             WYNN RESORTS, LIMITED AND SUBSIDIARIES
                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (amounts in thousands, except per share data)
                                                           (unaudited)


                                                         Three Months Ended                       Six Months Ended
                                                              June 30,                                June 30,
                                                 -------------------------------------  ---------------------------------------
                                                     2005                 2004                2005                 2004
                                                 ----------------   ------------------  ------------------  -------------------


Operating revenues:
     Casino.....................................   $  98,715        $       -           $  98,715           $        -
     Rooms......................................       44,632               -              44,632                    -
     Food and beverage..........................       48,056               -              48,056                    -
     Entertainment, retail and other............       34,651              59              34,659                  194
                                                 ----------------   ------------------  ------------------  -------------------
       Gross revenues...........................      226,054              59             226,062                  194
     Less promotional allowances................      (24,934)              -             (24,934)                   -
                                                 ----------------   ------------------  ------------------  -------------------
       Net revenues.............................      201,120              59             201,128                  194

Operating costs and expenses:
     Casino.....................................       42,280               -              42,280                    -
     Rooms......................................       11,780               -              11,780                    -
     Food and beverage..........................       33,706               -              33,706                    -
     Entertainment, retail and other............       20,262             143              20,266                  368
     General and administrative.................       31,010               -              31,014                    -
     Provision for doubtful accounts............        8,599               -               8,599                    -
     Pre-opening costs..........................       43,365          16,466              81,469               31,016
     Depreciation and amortization..............       26,125           1,042              29,619                1,824
     Loss on sale of assets.....................           16             520                   5                  512
     Loss from incidental operations............           32               -                 105                    -
                                                 ----------------   ------------------  ------------------  -------------------
       Total operating costs and expenses.......      217,175          18,171             258,843               33,720

Equity in income from unconsolidated affiliates           251               -                 251                    -
                                                 ----------------   ------------------  ------------------  -------------------
Operating loss..................................      (15,804)        (18,112)            (57,464)             (33,526)
                                                 ----------------   ------------------  ------------------  -------------------

Other income/(expense):
     Interest income............................        6,983           1,511              13,165                3,130
     Interest expense, net......................      (26,341)            (94)            (28,490)                (197)
     Loss on early extinguishment of debt.......            -         (25,628)                  -              (25,628)
                                                 ----------------   ------------------  ------------------  -------------------
       Other income (expense), net..............      (19,358)        (24,211)            (15,325)             (22,695)
                                                 ----------------   ------------------  ------------------  -------------------

Minority interest...............................            -             404                   -                1,054
                                                 ----------------   ------------------  ------------------  -------------------

Net loss........................................      (35,162)        (41,919)            (72,789)             (55,167)

Change in fair value of interest rate swaps.....       (5,814)         18,190               1,887                6,286
                                                 ----------------   ------------------  ------------------  -------------------
Comprehensive loss..............................   $  (40,976)      $ (23,729)          $ (70,902)          $  (48,881)
                                                 ================   ==================  ==================  ===================

Basic and diluted earnings per
   common share:
     Net loss:
       Basic....................................   $   (0.36)       $   (0.49)          $   (0.74)          $    (0.67)
       Diluted..................................   $   (0.36)       $   (0.49)          $   (0.74)          $    (0.67)
   Weighted average common
     shares outstanding:
       Basic.....................................     98,203           84,687              98,132               82,764
       Diluted...................................     98,203           84,687              98,132               82,764



                                         WYNN RESORTS, LIMITED AND SUBSIDIARIES
                              RECONCILIATION OF NET LOSS AND NET LOSS PER SHARE TO ADJUSTED
                                        EARNINGS AND ADJUSTED EARNINGS PER SHARE
                                                       (Unaudited)


                                                            Three Months Ended                   Six Months Ended
                                                                 June 30,                            June 30,
                                                     ---------------------------------  -----------------------------------
                                                          2005             2004              2005              2004
                                                     ---------------  ----------------  ---------------  ------------------

Net loss...............................              $  (35,162)       $  (41,919)      $  (72,789)        $   (55,167)
Pre-opening costs......................                  43,365            16,466           81,469              31,016
Adjusted net income                                       8,203           (25,453)           8,680             (24,151)

Per diluted share of common stock:
Net loss...............................              $    (0.36)       $    (0.49)      $    (0.74)        $     (0.67)
Pre-opening expenses                                       0.44              0.19             0.83                0.37
Adjusted net income                                        0.08             (0.30)            0.09               (0.29)

Weighted average common shares outstanding:
Net loss
  Basic.................................                 98,203            84,687           98,132              82,764
  Diluted...............................                 98,203            84,687           98,132              82,764
Adjusted net income
  Basic.................................                 98,203            84,687           98,132              82,764
  Diluted...............................                101,705            84,687          101,634              82,764




                                        WYNN RESORTS, LIMITED AND SUBSIDIARIES
                                     RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
                                         (In thousands, except per share data)
                                                      (Unaudited)

                                                      Three Months Ended                     Six Months Ended
                                                           June 30,                              June 30,
                                                ----------------------------------  ---------------------------------
                                                    2005                2004                2005              2004
                                                -------------   ------------------  ------------------  -------------

Net loss                                          $ (35,162)       $ (41,919)          $ (72,789)          $  (55,167)

    Add/(Deduct):
      Minority interest                                   -             (404)                  -               (1,054)

      Interest income                                (6,983)          (1,511)            (13,165)              (3,130)
      Interest expense, net                          26,341               94              28,490                  197
      Loss on early extinguishment of debt                -           25,628                   -               25,628
                                                -------------   --------------  ------------------  ------------------
      Total                                          19,358           24,211              15,325               22,695
                                                -------------   --------------  ------------------  ------------------

Operating loss                                      (15,804)         (18,112)            (57,464)             (33,526)

    Add/(Deduct):
    Preopening expenses:
      Wynn Las Vegas                                 36,900            8,756              65,137               15,877
      Wynn Macau                                      4,124            2,254               6,598                4,532
      Corporate and other                             2,341            5,456               9,734               10,608
    Depreciation and amortization:
      Wynn Las Vegas                                 23,376              285              24,260                  443
      Wynn Macau                                      1,469              140               2,934                  140
      Corporate and other                             1,280              617               2,425                1,241
    Corporate expenses and other                      5,049              602               5,111                  683
                                                -------------   --------------  ------------------  ------------------
      Total                                          74,539           18,110             116,199               33,524
                                                -------------   --------------  ------------------  ------------------
Wynn Las Vegas adjusted EBITDA (1)                $  58,735        $      (2)          $  58,735           $       (2)
                                                =============   ==============  ==================  ==================

                    WYNN RESORTS, LIMITED AND SUBSIDIARIES
                          SUPPLEMENTAL DATA SCHEDULE

                                                            Three Months Ended
                                                              June 30, 2005(1)
                                                            ------------------

Room Statistics for Wynn Las Vegas:

       Occupancy %                                                     90.1%

       Average Daily Room Rate (ADR)(2)                                 $284

       Average Paying Rate (APR)(3)                                     $267

       Revenue per available room (REVPAR)(4)                           $255

Other information:

       Table games win per unit per day(5)                            $7,117

       Table Hold %                                                    21.1%

       Slot Machine win per unit per day(6)                             $273

       Average number of table games                                     136

       Average number of slot machines                                 1,960


(1) Reflects the period from April 28, 2005 to June 30, 2005.

(2) ADR is Average Daily Rate and is calculated by dividing total room revenue by total rooms occupied.

(3) APR is Average Paying Rate and is calculated by dividing cash room revenue by cash rooms occupied.

(4) REVPAR is Revenue per Available Room and is calculated by dividing total room revenue by total rooms available.

(5) Table games win per unit per day net of customer discounts.

(6) Slot machine win per unit per day shown net of participation fees, free play and progressive accruals.



SOURCE:
Wynn Resorts, Limited
CONTACT:
Samanta Stewart, 702-770-7555
investorrelations@wynnresorts.com

www.wynnresorts.com
www.wynnlasvegas.com